Exhibit (j)

Independent Auditors’ Consent

We have issued our report dated August 12, 2004, relating to the financial statements of Perritt Emerging Opportunities Fund, a series of Perritt Funds, Inc. contained in the registration statement on Form N-1A. We consent to the use of the aforementioned report in the registration statement and to the use of our name as it appears under the captions “Independent Public Accountants” and “Financial Statements.”

/s/  Altschuler, Melvoin and Glasser LLP

ALTSCHULER, MELVOIN AND GLASSER LLP

Chicago, Illinois
August 12, 2004